AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
June 19, 2007
REGISTRATION NO. 333-143518

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CITIZENS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COLORADO
(STATE OR OTHER JURISDICTION OF INCORPORATION)
84-0755371
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)
400 EAST ANDERSON LANE, AUSTIN, TEXAS 78752
(512) 837-7100
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

MARK A. OLIVER, PRESIDENT
400 EAST ANDERSON LANE
AUSTIN, TEXAS 78752
(512) 837-7100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
OF AGENT FOR SERVICE)

COPIES TO:
REID A. GODBOLT, ESQ.
NATHAN D. SIMMONS, ESQ.
JONES & KELLER, P.C.
WORLD TRADE CENTER
1625 BROADWAY, 16TH FLOOR
DENVER, COLORADO 80202
TELEPHONE (303) 573-1600

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. ☐
IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. ☑
IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. ☐
IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. ☐
IF THIS FORM IS A REGISTRATION STATEMENT PURSUANT TO GENERAL INSTRUCTION I.D. OR A POST-EFFECTIVE AMENDMENT THERETO THAT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION PURSUANT TO RULE 462(E) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX. ☐
IF THIS FORM IS A POST-EFFECTIVE AMENDMENT TO A REGISTRATION STATEMENT FILED PURSUANT TO GENERAL INSTRUCTION I.D. FILED TO REGISTER ADDITIONAL SECURITIES OR ADDITIONAL CLASSES OF SECURITIES PURSUANT TO RULE 413(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX. ☐

	Proposed Aggregate
	Maximum Offering	Amount of
Title of each class of securities to be registered	price(1)(2)(3)	registration fee (4)
Class A common stock	$125,000,000	$3,838
Total

(1)	Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of the securities listed. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the shares of its Class A common stock registered hereunder.

(2)	Subject to note 3 below, there is being registered hereunder an indeterminate number of shares of Class A common stock of the Registrant as may be sold from time to time by the Registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $125,000,000. The aggregate amount of the Class A common stock registered hereunder that may be sold “at the market” offerings for the account of the Registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(4)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                                                                      SUBJECT TO COMPLETION, DATED JUNE 19, 2007

PROSPECTUS
$125,000,000
CLASS A COMMON STOCK
     We may offer and sell from time to time shares of our Class A common stock in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $125,000,000. Each time we sell Class A common stock, we will provide specific terms of these securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in our Class A common stock. This prospectus may not be used to consummate a sale of our Class A common stock unless accompanied by the applicable prospectus supplement.
     We will sell our Class A common stock to purchasers through agents on our behalf or through underwriters or dealers, or directly to purchasers or our stockholders, as designated from time to time. If any agents or underwriters are involved in the sale of any of our Class A common stock, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. See “Plan of Distribution” on page 6 of this prospectus.
     Our Class A common stock trades on the New York Stock Exchange under the trading symbol “CIA.” On June 18, 2007, the last reported sale price of our Class A common stock was $6.75 per share. We recommend that you obtain current market quotations for our Class A common stock prior to making an investment decision.
     INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTIONS ENTITLED “RISK FACTORS,” ON PAGE 5 OF THIS PROSPECTUS, AND IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND AS AFTERWARDS AMENDED, AND IN OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, BOTH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND BOTH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June  , 2007.

- i -

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell the Class A common stock described in this prospectus from time to time in one or more offerings. We may use this prospectus to offer and sell up to a total of $125,000,000 of our Class A common stock. This prospectus only provides you with a general description of our Class A common stock. Each time we sell our Class A common stock, we will provide a supplement to this prospectus that contains specific information about the terms of the Class A common stock offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any of our Class A common stock, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page 8.
     You should rely only on the information contained or incorporated by reference in this prospectus and any supplement. We have not authorized any other person to provide you with different information regarding or Class A common stock. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our Class A common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
     We will not use this prospectus to offer and sell our Class A common stock unless it is accompanied by a supplement that more fully describes the shares of our Class A common stock being offered and the terms of the offering. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF OUR CLASS A COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
     In this prospectus, the terms “we,” “us,” “our,” and our “Company” refer to Citizens, Inc., including our wholly-owned subsidiaries.

INFORMATION ABOUT CITIZENS, INC.
     We are a leading insurance holding company serving the life insurance needs of individuals in the United States and around the world. We presently receive life insurance applications from 36 countries outside of the U.S. We pursue a strategy of offering ordinary life insurance products in niche markets where we believe we are able to achieve competitive advantages. Our core operations include:
•	the issuance of ordinary life insurance in U.S. Dollar-denominated amounts to foreign nationals through outside marketing consultants, principally in Latin America and the Pacific Rim; and

•	offering final expense ordinary life insurance through our home service distribution channel.
     We have provided our insurance products internationally since 1975 and domestically since 1969. We believe we are one of the leading writers of U.S. Dollar-denominated ordinary life insurance in the international market. In October 2004, we entered the home service distribution channel through the acquisition of Security Plan Life Insurance Company, a significant provider of final expense ordinary life insurance in Louisiana. We also provide ordinary life insurance to middle income individuals in various markets in the midwest and southern United States, as well as small face amount property insurance in Louisiana.
     We market our products through our network of 3,000 marketing consultants, independent agents and employee agents, and provide underwriting, investment and administrative functions through 170 employees in our executive offices in Austin, Texas and a support center in Donaldsonville, Louisiana.
     We were formed in 1969 by our Chairman, Harold E. Riley, who had many years of past experience in international and domestic life insurance before forming our Company. Since then, our business has grown significantly, both internationally and domestically. Revenues rose from $99.9 million in 2004 to $142.1 million in 2005 and to $158.1 million in 2006. Since 1987, we have completed and integrated the acquisitions of 14 life insurance companies in the United States. We continue to seek acquisitions of other domestic life insurance companies as well as expand our life insurance business.
     During the five years ended December 31, 2006, our assets grew from $326.3 million to $711.2 million, and total stockholders’ equity increased from $101.8 million to $139.6 million. Total assets and total stockholders’ equity increased to $721.7 million and $143.4 million, respectively, at March 31, 2007.
     We organize and manage our life insurance business through two primary operating business segments, Life Insurance and Home Service Insurance. We exited the Domestic Health segment in 2004.
     Our principal executive office is located at 400 East Anderson Lane, Austin, Texas 78752, and our telephone number is (512) 837-7100.

     We make available, free of charge, through our Internet website, http://www.citizensinc.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports filed by officers and directors, news releases, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such reports with, or furnish such reports to, the SEC. We are not including any of the information contained on our website as part of, or incorporating it by reference into, this Registration Statement on Form S-3.

FORWARD-LOOKING STATEMENTS
     Certain statements contained in this prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”), including, without limitation, statements specifically identified as forward-looking statements within this document. Many of these statements contain risk factors as well. In addition, certain statements in future filings by our Company with the SEC, in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements, include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure, and other financial items, (ii) statements of our plans and objectives by our management or Board of Directors including those relating to products or services, (iii) statements of future economic performance and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “may,” “will” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
     Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the strength of foreign and U.S. economies in general and the strength of the local economies where our policyholders reside; (ii) the effects of and changes in trade, monetary and fiscal policies and laws; (iii) inflation, interest rates, market and monetary fluctuations and volatility; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by existing and potential customers; (v) changes in consumer spending, borrowing and saving habits; (vi) a concentration of business from persons residing in Latin America and the Pacific Rim; (vii) uncertainties in assimilating acquisitions; (viii) the persistency of existing and future insurance policies sold by our Company and its subsidiaries; (ix) our dependence on our management; (x) the ability to control expenses; (xi) the effect of changes in laws and regulations (including laws and regulations concerning insurance) with which we and our subsidiaries must comply, (xii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board, (xiii) changes in our Company’s organization and compensation plans; (xiv) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and (xv) our success at managing the risks involved in the foregoing.
     Such forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

RISK FACTORS
     Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” as set forth in Item 1A of our Form 10-K for the year ended December 31, 2006, filed on March 30, 2007, and Amendment No. 1 to our Form 10-K filed on May 25, 2007, and under the caption “Risk Factors” as set forth in Item 1A in our Form 10-Q for the quarter ended March 31, 2007, which are incorporated by reference in this prospectus, and any subsequent report that is incorporated by reference into this prospectus.
     The risks and uncertainties set forth under these captions in the above documents are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem not material, may also adversely affect our business. Any of the risks discussed in this report or that are presently unknown or not material, if they were to actually occur, could result in a significant adverse impact on our business, operating results, prospects or financial condition.
USE OF PROCEEDS
     Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of our Class A common stock for general corporate purposes, including, but not limited to, acquisitions of insurance-related companies, repayment of existing indebtedness and for working capital, including capital contributions to insurance subsidiaries. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. The amount of our Class A common stock offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those shares of our Class A common stock, will depend upon our funding requirements. If we elect at the time of an issuance of our Class A common stock to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those shares of our Class A common stock.

SUMMARY OF RIGHTS OF HOLDERS OF CLASS A COMMON STOCK
     We have issued two classes of common stock, Class A and Class B common stock. The Class B stockholders have the right to elect a majority of our board of directors, and the Class A stockholders elect the remaining directors. Cumulative voting is not allowed in the election of directors. A majority vote of all outstanding shares of the Class A and Class B common stock, each voting separately as a class, would be required for approval of extraordinary corporate transactions, such as our merger with another corporation or the sale of substantially all of our assets. A majority vote of a quorum (which consists of one-third of all shares entitled to vote) is sufficient to approve other actions. Although we have never paid cash dividends on any of our common stock, if we were to do so, the Class A common stock would be entitled to twice the amount per share paid on the Class B common stock. Our common stockholders have no preemptive rights to acquire stock issued by us.
     In addition to the foregoing summary of the rights of the holders of our Class A common stock, you should also refer to the description of our common stock incorporated by reference under “Incorporation of Certain Information by Reference” on page 9 below.
PLAN OF DISTRIBUTION
     We will sell shares of our Class A common stock pursuant to this prospectus and an accompanying prospectus supplement through agents on our behalf or through underwriters or dealers, or directly to purchasers or our stockholders, as designated from time to time. These distributions may include underwritten public offerings, negotiated transactions, block trades or a combination of these methods. If any agents or underwriters are involved in the sale of any of our Class A common stock, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
     Also, pursuant to a July 12, 2004 Securities Purchase Agreement, we have agreed that the holders of our Series A preferred stock will have certain preferential rights to purchase a portion of the Class A common stock that we may issue under this prospectus and any prospectus supplement. As set forth in the Securities Purchase Agreement, in offerings conducted on a firm commitment, underwritten basis, the holders of our preferred stock will have the right to purchase up to the lesser of 10% of the number of Class A common shares, or $25 million, in proportion to their respective holdings of Series A preferred stock. Otherwise, unless certain exceptions apply, the preferred holders generally will be entitled to purchase up to 50% of the number of shares of Class A common stock that we may offer or sell.
     We may distribute our Class A common stock from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices; or

•	we may directly solicit offers to purchase shares of the Class A common stock being offered by this prospectus and any related prospectus supplement.
     We may also designate agents to solicit offers to purchase our Class A common stock from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the shares of Class A common stock.
     If we utilize a dealer in the sale of our Class A common stock being offered by this prospectus, we will sell the shares to the dealer, as principal. The dealer may then resell the Class A common stock to the public at varying prices to be determined by the dealer at the time of resale.
     If we utilize an underwriter in the sale of our Class A common stock being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the shares of Class A common stock to the public. In connection with the sale of our Class A common stock, we, or the purchasers of the Class A common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our Class A common stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
     We will set forth in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of our Class A common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our Class A common stock may be deemed to be underwriters within the meaning of the Securities Act of 1933 (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of our Class A common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our Class A common stock from us at the public offering price set forth in the prospectus supplement. These purchases will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these purchases.
     To facilitate the offering of our Class A common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A stock. This may include over-allotments or short sales of our Class A common stock, which involves the sale by persons participating in the offering of more of our Class A common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the Class A common stock by bidding for or purchasing our Class A common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the shares of Class A common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any reports, statements or other information that we file at the SEC’s Public Reference Room located at 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information on the operation of the Public Reference Room. You can also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Our SEC filings are also available to the public at the website maintained by the SEC at http://www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 11 Wall Street, New York, New York 10005.
     We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents without restating the information in this document. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplements, and any information we file later with the SEC will automatically update and, where applicable, supersede such information contained in this prospectus or incorporated by reference in this prospectus. The following documents filed with the SEC are hereby incorporated by reference into this prospectus:
     (a) Our Annual Report on Form 10-K for the Year Ended December 31, 2006, filed on March 30, 2007, and Amendment No. 1 to the Form 10-K filed on May 25, 2007;
     (b) Our Proxy Statement on Schedule 14A filed on May 4, 2007;

     (c) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed on May 10, 2007; and
     (d) The description of our common stock contained in our Registration Statement on Form 8-A, declared effective by the SEC on April 14, 1994, and, with respect to the subsequent registration of our common stock under Section 12(b) of the Securities Exchange Act of 1934, in our Registration Statement on Form 8-A, filed on July 19, 2002, and Amendment No. 1 thereto, filed on July 25, 2002, and declared effective by the SEC on or about August 22, 2002.
     In addition, all documents that we file with the SEC on or after the date of this prospectus and before the termination of this offering other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (including any Form 8-K in which the information is filed but not furnished) will be deemed to be incorporated by reference into this prospectus and any prospectus supplements.
     This prospectus is part of a registration statement that we filed with the Commission. Any prospectus supplements that we file will likewise, with this prospectus, be part of the registration statement. Upon written or oral request, we will provide, without charge, to each person, including beneficial owners of our Class A common stock, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to the Secretary, Citizens, Inc., P.O. Box 149151, Austin, Texas 78714-9151; telephone (512) 837-7100.
LEGAL MATTERS
     The validity of our Class A common stock being offered from time to time under this prospectus will be passed upon for us by Jones & Keller, P.C., Denver, Colorado.
EXPERTS
     Our consolidated financial statements as of December 31, 2006 and for the year then ended, and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, all of which are incorporated by reference into this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements and financial statement schedules of Citizens, Inc. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR
Our Transfer Agent and Registrar is Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION, ESTIMATED

Securities and Exchange Commission Fee	$3,838
Printing expense—Registration Statement and Prospectus	$5,000
Transfer Agent and Registrar	$5,000
Legal Fees	$35,000
Accountants’ Fees	$15,000
Miscellaneous Fees and Expenses	$5,000

Total	$68,838

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if: (i) in their Official Capacities (as defined by this statute), they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, their conduct was at least not opposed to the Registrant’s best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.
The Registrant’s Articles of Incorporation limit the liability of directors to the full extent provided by Colorado law.
The Registrant’s Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.
ITEM 16. EXHIBITS
1.1	Form of Underwriting Agreement (1)

3.1	Restated and Amended Articles of Incorporation (2)

3.2	Amended and Restated Bylaws (3)

4.1	Amendment to State Series A-1 and A-2 Senior Convertible Preferred Stock (4)

5.1	Opinion of Jones & Keller, P.C. regarding the legality of the Class A common stock being registered (5)

23.1(a)	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP (5)

23.1(b)	Consent of Independent Registered Public Accounting Firm – KPMG LLP (5)

23.2	Consent of Jones & Keller, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (6)

(1)	To be filed by amendment as an exhibit to a document to be incorporated by reference herein in connection with our offering of our Class A common stock or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(2)	Filed on March 15, 2004 with the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2003 as Exhibit 3.1, and incorporated herein by reference.

(3)	Filed with the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 1998, as Exhibit 3.2, and incorporated herein by reference.

(4)	Filed on July 15, 2004, with the Registrant’s Current Report on Form 8-K as Exhibit 4.1, and incorporated herein by reference.

(5)	Filed on June 5, 2007 with the original filing of this Registration Statement on Form S-3, and incorporated herein by reference.

(6)	Included on the signature page of the this Registration Statement on Form S-3, as originally filed on June 5, 2007, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that
     (A) the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (B) the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
     (C) provided further, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of

Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on June 19, 2007.
CITIZENS, INC.

By:	/s/ Harold E. Riley
Harold E. Riley, Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Dated: June 19, 2007

/s/ Mark A. Oliver, attorney for Harold E. Riley	/s/ Mark A. Oliver

Harold E. Riley, Chairman of the Board (Principal Executive Officer)	Mark A. Oliver, Director

/s/ Thomas F. Kopetic	/s/ Mark A. Oliver, attorney for Dr. Robert B. Sloan, Jr.

Thomas F. Kopetic, Vice President, Chief Financial	Dr. Robert B. Sloan, Jr., Director
Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ Mark A. Oliver, attorney for Dr. Richard C. Scott	/s/ Mark A. Oliver, attorney for Timothy T. Timmerman

Dr. Richard C. Scott, Director	Timothy T. Timmerman, Director

/s/ Mark A. Oliver, attorney for Rick D. Riley	/s/ Mark A. Oliver, attorney for Steven F. Shelton

Rick D. Riley, Director	Steven F. Shelton, Director

/s/ Mark A. Oliver, attorney for Dr. E. Dean Gage	/s/ Mark A. Oliver, attorney for Grant G. Teaff

Dr. E. Dean Gage, Director	Grant G. Teaff, Director

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement (1)

3.1	Restated and Amended Articles of Incorporation (2)

3.2	Amended and Restated Bylaws (3)

4.1	Amendment to State Series A-1 and A-2 Senior Convertible Preferred Stock (4)

5.1	Opinion of Jones & Keller, P.C. regarding the legality of the Class A common stock being registered (5)

23.1(a)	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP (5)

23.1(b)	Consent of Independent Registered Public Accounting Firm – KPMG LLP (5)

23.2	Consent of Jones & Keller, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (6)

(1)	To be filed by amendment as an exhibit to a document to be incorporated by reference herein in connection with our offering of our Class A common stock or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(2)	Filed on March 15, 2004 with the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2003 as Exhibit 3.1, and incorporated herein by reference.

(3)	Filed with the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 1998, as Exhibit 3.2, and incorporated herein by reference.

(4)	Filed on July 15, 2004, with the Registrant’s Current Report on Form 8-K as Exhibit 4.1, and incorporated herein by reference.

(5)	Filed on June 5, 2007 with the original filing of this Registration Statement on Form S-3, and incorporated herein by reference.

(6)	Included on the signature page of the this Registration Statement on Form S-3, as originally filed on June 5, 2007, and incorporated herein by reference.